Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
	Brad Pogalz	(952) 887-3753

Donaldson Reports Second Quarter 2016 Earnings

GAAP EPS of 28 cents; Adjusted EPS of 29 cents

MINNEAPOLIS (March 1, 2016) — Donaldson Company, Inc. (NYSE: DCI) today reported second quarter 2016 net earnings of $38.0 million, or 28 cents per share1. The impact from foreign currency translation reduced net income by $4.9 million, or 10.2 percent. Second quarter 2016 adjusted EPS2 was 29 cents, compared with 36 cents last year3. The tables attached to this press release provide a reconciliation of non-GAAP to GAAP measures.

“While market conditions remained stagnant last quarter, we further intensified our focus on operational efficiency and expense management,” said Tod Carpenter, president and chief executive officer of Donaldson. “Beyond our unwavering commitment to support our Customers during this period of uncertainty, we are actively working to protect our bottom-line results.

“Our efforts led to expense performance in the quarter that partially offset the pressure created by softer-than-expected sales, particularly in our Gas Turbine Systems business, and additional pressure from currency translation. We expect these pressures to continue into the second half of this fiscal year, so we have revised our full-year sales and profit guidance. However, we are able to maintain the midpoint of our prior operating margin guidance due to benefits from our expense reduction efforts and Continuous Improvement initiatives.”

1 All earnings per share figures refer to diluted EPS.

2 Adjusted earnings per share, a non-GAAP financial measure, exclude the impact of certain matters not related to the Company’s ongoing operations. See the “Accounting Considerations” section of this release for more information.

3 Previously issued interim financial statements for fiscal 2015 were revised in the Company’s Annual Report on Form 10-K for the period ended July 31, 2015. Note O of this 10-K filing includes additional detail related to the impact of the revision.

Donaldson Company Second Quarter 2016 Earnings – Page 2 of 6

Sales Results

Second quarter 2016 sales declined 12.1 percent to $517.2 million from $588.5 million in 2015, which includes a negative impact from foreign currency translation of 4.5 percent, or $26.3 million.

Excluding the impact of currency translation, second quarter 2016 sales decreased 7.6 percent from last year, driven by year-over-year sales declines in both the Engine and Industrial segments of 5.7 percent and 10.6 percent, respectively. The table below illustrates year-over-year sales performance with and without the impact of foreign currency translation.

	Three Months Ended		Six Months Ended
	January 31, 2016		January 31, 2016
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Engine Products segment:
Off-Road	(17.4)%	(12.9)%	(21.7)%	(16.9)%
On-Road	2.4	5.9	(0.3)	4.0
Aftermarket	(9.3)	(4.6)	(9.4)	(3.8)
Aerospace and Defense	(15.3)	(12.4)	(8.1)	(4.5)
Total Engine Products	(10.1)%	(5.7)%	(10.7)%	(5.6)%

Industrial Products segment:
Industrial Filtration Solutions	(7.5)%	(2.2)%	(5.3)%	0.9%
Gas Turbine Systems	(40.8)	(39.3)	(34.1)	(31.1)
Special Applications	(5.7)	0.4	(6.8)	—
Total Industrial Products	(15.1)%	(10.6)%	(11.3)%	(5.6)%

Total Company	(12.1)%	(7.6)%	(11.0)%	(5.6)%

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Donaldson Company Second Quarter 2016 Earnings – Page 3 of 6

Operating Profit Results

Second quarter 2016 operating margin was 10.4 percent, compared with 11.2 percent last year. Excluding restructuring charges and other one-time items in both current- and prior-year periods, second quarter adjusted operating margin declined approximately 1.3 percentage points to 10.7 percent in 2016 from 12.0 percent last year.

Second quarter 2016 gross margin rate was 33.0 percent, compared with 34.5 percent in 2015. The current- and prior-year rates include restructuring charges, which reduced these rates by approximately 0.2 percentage points and 0.1 percentage points, respectively. Excluding this impact from each period, second quarter 2016 gross margin was approximately 1.4 percentage points below last year, driven primarily by the impact of lower sales and a transactional impact from foreign currency exchange rates, partially offset by Continuous Improvement initiatives.

Operating expense rate was 22.6 percent in second quarter 2016, compared with 23.3 percent last year. Second quarter 2016 expense rate included a restructuring impact of approximately 0.1 percentage points, while the second quarter 2015 expense rate was approximately 0.6 percentage points higher due to a lump-sum pension settlement. Excluding these impacts, second quarter 2016 expense rate was lower than last year by approximately 0.2 percentage points, reflecting the benefit from restructuring actions, lower variable compensation expenses and other expense controls. These benefits were partially offset by increased expense related to the Company’s ERP implementation and a loss of leverage on lower sales volume than last year.

Interest expense increased to $5.5 million in second quarter from $3.7 million last year, reflecting a higher level of debt.

The Company’s second quarter 2016 effective income tax rate was 23.0 percent, compared with 26.7 percent in 2015. The decrease from last year of 3.7 percentage points was driven by a favorable mix of earnings between tax jurisdictions, the retroactive aspects of the Protecting Americans from Tax Hikes Act of 2015 and other discrete items.

Capital Returned to Shareholders

Donaldson paid dividends of $22.5 million in second quarter and $45.2 million year to date. The Company did not repurchase any shares of its common stock in second quarter. Year to date, Donaldson has invested $68.0 million to repurchase 1.5 percent of its outstanding shares at an average price of $32.85 per share.

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Donaldson Company Second Quarter 2016 Earnings – Page 4 of 6

Fiscal 2016 Outlook4

Donaldson now expects fiscal 2016 adjusted EPS between $1.51 and $1.61, compared with prior adjusted EPS guidance of $1.49 to $1.69. GAAP EPS is expected to be approximately 6 cents lower than adjusted EPS in fiscal 2016, reflecting the year-to-date impact from restructuring charges and investigation-related costs.

Donaldson’s full-year 2016 guidance reflects:

•	Sales between $2.20 billion and $2.25 billion, or 5 percent to 7 percent below last year, compared with prior guidance of 3 percent to 7 percent below last year.

-	Excluding the negative impact from currency translation of $90 million to $100 million, sales in local currencies are expected to decline between 1 percent and 3 percent. The midpoint of this range is consistent with that of the prior guidance range.

•	Adjusted operating margin in a range between 13.0 percent and 13.6 percent. The midpoint of this range is consistent with that of the prior guidance range.

•	An effective income tax rate between 25.5 percent and 27.5 percent, compared with prior guidance of 26.0 percent to 28.0 percent.

•	Repurchasing up to 2 percent of its outstanding shares.

Engine Products: Full-year 2016 Engine sales are now expected to decline between 5 percent and 7 percent compared with 2015. In local currency, sales are expected to decline between 1 percent and 3 percent, with the midpoint of this range consistent with prior guidance, reflecting:

•	Continued weakness in the global agriculture and mining equipment markets, a slowdown in the construction market and moderating build rates for on-road heavy-duty transportation in the second half of fiscal 2016.

•	Stable utilization rates of on-road heavy-duty trucks offset by a decline in utilization of off-road equipment, resulting in a decline in sales of replacement filters.

•	A continued slowdown in U.S. defense spending, partially offset by growing sales of commercial aerospace products.

4 This outlook excludes the impact from the pending acquisition of Industrias Partmo, which is expected to close by the end of fiscal 2016.

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Donaldson Company Second Quarter 2016 Earnings – Page 5 of 6

Industrial Products: Full-year 2016 Industrial sales are now expected to decline between 6 percent and 8 percent compared with 2015. In local currency, sales are now expected to decline between 1 percent and 3 percent compared with fiscal 2015.

•	Industrial Filtration Solutions’ sales are expected to decline in the low-single-digit range compared with last year.

•	Gas Turbine Systems’ sales are now expected to decline between 20 percent and 25 percent from 2015, reflecting project deferrals and volatility in global demand.

•	Special Applications’ sales are expected to decline in the low-single-digit range compared with last year, driven by declines in the membrane, disk drive and semiconductor businesses, partially offset by growth in venting products.

Accounting Considerations

In first quarter 2016, Donaldson initiated actions to further align its operating and manufacturing cost structure with current and projected Customer and end-market demand. Additionally, in second quarter 2016, the Company completed the closure of its production facility in Grinnell, Iowa. These actions resulted in second quarter and year-to-date pre-tax charges of $1.0 million and $8.5 million, respectively.

During first quarter 2016, the Audit Committee of Donaldson’s Board of Directors engaged independent external counsel and independent forensic accountants to investigate revenue recognition issues in Donaldson’s European Gas Turbine Systems business. The investigation was completed in second quarter 2016 and resulted in second quarter and year-to-date pre-tax charges of $0.5 million and $3.1 million, respectively. Additional detail related to the investigation is included in the Company’s Form 10-K for the fiscal year ended July 31, 2015.

In second quarter 2015, Donaldson recorded pre-tax charges of $3.9 million related to a lump-sum pension settlement, and $0.7 million of restructuring charges related to the closure of its production facility in Grinnell, Iowa. These charges reduced second quarter 2015 GAAP EPS by approximately 2 cents.

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Donaldson Company Second Quarter 2016 Earnings – Page 6 of 6

Miscellaneous

The Company will webcast its second quarter 2016 earnings conference call at 9:00 a.m. CT today. To listen to the live webcast of the call, visit the Events & Presentations section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available within the Events & Presentations section of the Company’s Investor Relations website beginning at 12:00 p.m. CT today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are identified by words or phrases such as “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could cause the Company’s results to differ materially from these statements. These factors include, but are not limited to, world economic factors and the ongoing economic uncertainty, currency fluctuations, commodity prices, political factors, the Company’s international operations, highly competitive markets and governmental laws and regulations. These risks and uncertainties are described in the Company’s Annual Report on Form 10-K and interim financial reports on Form 10-Q. Donaldson undertakes no obligation to publicly update or revise any forward-looking statements. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915 and based in Bloomington, MN, Donaldson (NYSE: DCI) is a global leader in the filtration industry with approximately 140 sales, manufacturing and distribution locations in 44 countries. Donaldson’s innovative filtration technologies improve people’s lives, enhance Customers’ equipment performance and protect the environment. For more information, visit www.Donaldson.com.

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CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31,			January 31,
	2016	2015	Change	2016	2015	Change

Net sales	$517.2	$588.5	(12.1)%	$1,055.2	$1,185.0	(11.0)%

Cost of sales	346.4	385.4	(10.1)	706.3	772.8	(8.6)

Gross profit	170.8	203.1	(15.9)	348.9	412.2	(15.3)

Operating expenses	117.1	137.3	(14.6)	239.7	269.4	(11.0)

Operating income	53.7	65.8	(18.5)	109.2	142.8	(23.6)

Other income, net	(1.2)	(3.3)	(63.3)	(4.1)	(7.1)	(41.5)

Interest expense	5.5	3.7	48.0	10.5	7.2	45.6

Earnings before income taxes	49.4	65.4	(24.6)	102.8	142.7	(28.0)

Income taxes	11.4	17.4	(34.9)	26.3	38.8	(32.3)

Net earnings	$38.0	$48.0	(20.8)%	$76.5	$103.9	(26.4)%

Weighted average shares outstanding	133.7	138.0	(3.1)%	133.8	138.8	(3.6)%

Diluted shares outstanding	134.4	139.7	(3.7)%	134.7	140.6	(4.2)%

Net earnings per share	$0.28	$0.35	(20.0)%	$0.57	$0.75	(24.0)%

Net earnings per share assuming dilution	$0.28	$0.34	(17.6)%	$0.57	$0.74	(23.0)%

Dividends paid per share	$0.170	$0.165		$0.340	$0.330

Note: All figures independently rounded.

Donaldson Company, Inc.
Second Quarter 2016 Earnings Press Release Schedules	Page 1 of 6

CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(Unaudited)

	January 31,	July 31,
	2016	2015
ASSETS

Cash and cash equivalents	$222.1	$189.9
Short-term investments	9.8	27.5
Accounts receivable, net	402.7	460.0
Inventories, net	274.8	265.0
Prepaids and other current assets	97.3	88.3

Total current assets	1,006.7	1,030.7

Other assets and deferred taxes	310.4	308.2
Property, plant, and equipment, net	471.8	470.6

Total assets	$1,788.9	$1,809.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Trade accounts payable	$150.1	$179.2
Employee compensation and other liabilities	174.8	192.3
Short-term borrowings	261.4	187.3
Current maturity of long-term debt	1.2	1.8

Total current liabilities	587.5	560.6

Long-term debt	389.0	389.2
Other long-term liabilities	106.6	81.0

Total liabilities	1,083.1	1,030.8

Equity	705.8	778.7

Total liabilities & equity	$1,788.9	$1,809.5

Note: All figures independently rounded.

Donaldson Company, Inc.
Second Quarter 2016 Earnings Press Release Schedules	Page 2 of 6

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(Unaudited)

	Six Months Ended
	January 31,
	2016	2015
OPERATING ACTIVITIES

Net earnings	$76.5	$103.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	36.6	37.4
Changes in operating assets and liabilities	(16.1)	(69.4)
Tax benefit of equity plans	(1.8)	(5.4)
Stock compensation plan expense	5.3	7.7
Other, net	8.8	11.2
Net cash provided by operating activities	109.3	85.4

INVESTING ACTIVITIES

Net expenditures on property and equipment	(42.8)	(51.0)
Net change in short-term investments	18.0	87.5
Acquisitions, net of cash acquired	(12.9)	(96.6)
Net cash used in investing activities	(37.7)	(60.1)

FINANCING ACTIVITIES

Purchase of treasury stock	(68.0)	(174.2)
Net change in debt and short-term borrowings	72.4	135.9
Dividends paid	(45.2)	(45.7)
Tax benefit of equity plans	1.8	5.4
Exercise of stock options	5.0	8.1
Net cash used in financing activities	(34.0)	(70.5)

Effect of exchange rate changes on cash	(5.4)	(22.2)

Increase (decrease) in cash and cash equivalents	32.2	(67.4)

Cash and cash equivalents, beginning of year	189.9	296.4

Cash and cash equivalents, end of year	$222.1	$229.0

Note: All figures independently rounded.

Donaldson Company, Inc.
Second Quarter 2016 Earnings Press Release Schedules	Page 3 of 6

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2016	2015	2016	2015

Gross margin	33.0%	34.5%	33.1%	34.8%

Operating expenses rate	22.6	23.3	22.7	22.7

Operating income rate	10.4	11.2	10.3	12.1

Earning before income taxes margin	9.6	11.1	9.7	12.0

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2016	2015	2016	2015
ADJUSTED RATES
Gross margin	33.2%	34.6%	33.4%	34.8%

Operating expenses rate	22.5	22.7	22.0	22.4

Operating income rate	10.7	12.0	11.4	12.4

Note:  Rate analysis metrics are computed by dividing the applicable amount by net sales.

Note: All figures independently rounded.

Donaldson Company, Inc.
Second Quarter 2016 Earnings Press Release Schedules	Page 4 of 6

SEGMENT DETAIL
(Millions of dollars)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31,			January 31,
	2016	2015	Change	2016	2015	Change
NET SALES
Engine Products segment
Off-Road	$52.6	$63.8	(17.4)%	$107.4	$137.3	(21.7)%
On-Road	32.5	31.6	2.4	68.3	68.4	(0.3)
Aftermarket	213.7	235.6	(9.3)	445.9	492.1	(9.4)
Aerospace and Defense	22.1	26.1	(15.3)	45.9	50.0	(8.1)
Total Engine Products segment	$320.9	$357.1	(10.1)	$667.5	$747.8	(10.7)

Industrial Products segment
Industrial Filtration Solutions	$120.4	$130.2	(7.5)	$246.9	$260.7	(5.3)
Gas Turbine Systems	32.8	55.4	(40.8)	57.0	86.5	(34.1)
Special Applications	43.1	45.8	(5.7)	83.8	90.0	(6.8)
Total Industrial Products segment	$196.3	$231.4	(15.1)	$387.7	$437.2	(11.3)

Total Company	$517.2	$588.5	(12.1)%	$1,055.2	$1,185.0	(11.0)

EARNINGS BEFORE INCOME TAXES (EBIT)
Engine segment	$27.4	$41.5	(34.0)%	$63.4	$94.6	(33.0)%
Industrial segment	27.7	35.1	(21.1)	51.7	62.7	(17.6)
Corp/Unallocated	(5.7)	(11.2)	—	(12.3)	(14.6)	—
Total	$49.4	$65.4	(24.5)	$102.8	$142.7	(28.0)

EBIT %
Engine Products segment	8.5%	11.6%	(3.1)%	9.5%	12.7%	(3.2)%
Industrial Products segment	14.1	15.2	(1.1)	13.3	14.3	(1.0)

Note:  EBIT% is calculated by dividing EBIT $ by sales

Note: All figures independently rounded.

Donaldson Company, Inc.
Second Quarter 2016 Earnings Press Release Schedules	Page 5 of 6

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31,			January 31,
	2016		2015	2016		2015

Net cash provided by operating activities	$51.3		$36.1	$109.3		$85.4
Net capital expenditures	(21.3)		(24.0)	(42.8)		(51.0)
Free cash flow	$30.0		$12.1	$66.5		$34.4

Net earnings	$38.0		$48.0	$76.5		$103.9
Income taxes	11.4		17.4	26.3		38.8
Interest expense	5.5		3.7	10.5		7.2
Depreciation and amortization	18.1		19.3	36.6		37.4
EBITDA	$73.0		$88.4	$149.9		$187.3

Operating income	$53.7		$65.8	$109.2		$142.8
Restructuring charges	1.0	(a)	0.7	8.5	(a)	0.7
Pension lump sum settlement charge	—		3.9	—		3.9
Investigation costs	0.5	(b)	—	3.1	(b)	—
Adjusted Operating Income	$55.2		$70.4	$120.8		$147.4

Net earnings	$38.0		$48.0	$76.5		$103.9
Restructuring charges, net of tax	0.7	(a)	0.4	5.9	(a)	0.4
Pension lump sum settlement charge, net of tax	—		2.4	—		2.4
Investigation costs, net of tax	0.3	(b)	—	2.0	(b)	—
Adjusted Net Earnings	$39.0		$50.8	$84.4		$106.7

Diluted EPS	$0.28		$0.34	$0.57		$0.74
Restructuring charges per share	0.01	(a)	—	0.04	(a)	—
Pension lump sum settlement charge, net of tax	—		0.02			0.02
Investigation costs per share	—	(b)	—	0.02	(b)	—
Adjusted Diluted EPS	$0.29		$0.36	$0.63		$0.76

(a) Current year restructuring charges include (1) actions related to rebalancing and reducing the current workforce (2) accrued severance, project management fees, warehousing costs, moving expenses, and supplies and equipment associated with the closing of the Company’s Grinnell, Iowa, facility.

(b) Investigation costs relate to professional services incurred in connection with the independent investigation into the Company’s Gas Turbine Systems Products revenue recognition.

Although free cash flow, EBITDA, adjusted operating income, adjusted net earnings, and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The Company evaluates its results of operations both on an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates its performance. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

Note: All figures independently rounded.

Donaldson Company, Inc.
Second Quarter 2016 Earnings Press Release Schedules	Page 6 of 6